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Price Waterhouse LLP

March 29, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:



                            The Triangle Corporation

We have read Item 4 of The Triangle Corporation's Form 8-K dated March 24, 1995 and are in agreement with the statements contained in Item 4 therein.


Yours very truly,

Price Waterhouse LLP [signature]